UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2011

Catasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K is being filed by Catasys, Inc. (the “Company”) to amend and restate Item 1.01 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 7, 2011 (the “Original 8-K”).  To the extent not specifically amended herein, the Company’s disclosure in the Original 8-K remains in effect.

Item 1.01.  Entry into a Material Definitive Agreement.

On October 5, 2011, Catasys, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with David E. Smith, for $680,000 and issued a senior secured convertible note (the “Note”) and a warrant to purchase an aggregate of 2,615,385 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $0.32 per share (the “Warrant”).  The exercise price and number of shares of Common Stock of the Warrant are subject to adjustment for financings and share issuances below the initial exercise price.

The Agreement contains customary affirmative covenants for facilities of this type, including covenants pertaining to financial information, notices of default, maintenance of business and insurance, collateral matters, and compliance with laws, as well as customary negative covenants for facilities of this type, including restrictions on the disposition of assets.

The Note matures on January 5, 2012 and bears interest at an annual rate of 12% payable in cash at maturity, prepayment or conversion.  The Note and any accrued interest are convertible at the holder’s option into common stock or the next financing the Company enters into in an amount of at least $2,000,000 (a “Qualified Financing”).  The conversion price for the Note is equal to the lower of (i) $0.26 per share of Common Stock, and (ii) the lowest price per share of Common Stock into which any security is convertible in any Qualified Financing.  The Note is secured by a first priority security interest in all assets of the Company on a pari passu basis with the holder of the secured note issued by the Company on August 17, 2011 (the “Socius Note”).

Effective October 5, 2011, the Company entered into a Consent Agreement (the “Consent Agreement”) with Socius Capital Group, LLC (“Socius”), an affiliate of Terren S. Peizer, Chairman and Chief Executive Officer of the Company, and David E. Smith.  The Consent Agreement provided that the maturity date of the the Socius note be extended to  January 5, 2012, and provided that consent to the Socius Note and the Note be secured by a first priority security interest in all assets of the Company on a pari passu basis.

The foregoing descriptions of the Agreement, the Consent, the Note and the Warrant do not purport to be complete and are qualified in their entirety by the documents, which are attached as Exhibits 10.1, 10.2, 4.1, and 4.2,  respectively, to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: October 11, 2011	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer